Exhibit 99.1

Bravo Brio Restaurant Group, Inc. Reports Fourth Quarter and Full Year 2011 Financial Results

Updates Full Year 2012 Outlook

Columbus, Ohio – February 22, 2012 — Bravo Brio Restaurant Group, Inc. (NASDAQ: BBRG), owner and operator of the BRAVO! Cucina Italiana (BRAVO!) and BRIO Tuscan Grille (BRIO) restaurant concepts, today reported financial results for the 13 and 52 week periods ended December 25, 2011. The Company also updated its full year 2012 outlook.

Selected Highlights for the Fourth Quarter 2011 as Compared to the Fourth Quarter 2010:

•	Revenues increased 8.3% to $95.7 million from $88.3 million.

•	Total comparable restaurant sales increased 0.2%.

•	Comparable restaurant sales increased 0.5% at BRIO and decreased 0.1% at BRAVO!.

•	Restaurant-level operating profit increased 6.6% to $19.2 million from $18.0 million.

•	The Company incurred a non-cash asset impairment charge of $2.2 million related to one restaurant in the fourth quarter of 2011 but had no comparable charge in the prior year quarter.

•

GAAP net income attributed to common shareholders was $4.9 million, or $0.24 per diluted share, compared to GAAP net loss attributed to common shareholders of $(6.5) million, or $(0.42) per basic and diluted share.

•

Modified pro forma net income was $5.1 million, or $0.25 per diluted share, compared to modified pro forma net income of $5.5 million, or $0.27 per diluted share. Please see the reconciliation from GAAP to modified pro forma (non-GAAP) net income in the accompanying financial tables.

Selected Highlights for the Full Year 2011 as Compared to the Full Year 2010:

•	Revenues increased 7.6% to $369.2 million from $343.0 million.

•	Total comparable restaurant sales increased 1.3%.

•	Comparable restaurant sales increased 2.3% at BRIO and 0.1% at BRAVO!.

•	Restaurant-level operating profit increased 5.8% to $66.7 million from $63.0 million.

•	The Company incurred a non-cash asset impairment charge of $2.2 million related to one restaurant in the fourth quarter of 2011, but had no comparable charge in the prior year.

•	The Company reduced its deferred tax asset valuation allowance by $57.2 million in the second quarter of 2011.

•

GAAP net income attributed to common shareholders was $76.4 million, or $3.72 per diluted share, compared to GAAP net loss attributed to common shareholders of $(5.0) million, or $(0.54) per basic and diluted share.

•

Modified pro forma net income was $15.8 million, or $0.77 per diluted share, compared to modified pro forma net income of $15.5 million, or $0.75 per diluted share. Please see the reconciliation from GAAP to modified pro forma (non-GAAP) net income in the accompanying financial tables.

Saed Mohseni, Chief Executive Officer and President, said, “Fourth quarter revenues and profitability were within our expected ranges, and we are encouraged by the sequential improvement in comparable trends from October through December along with the strength of our banquet business during the Holiday season. In 2012, we are planning several new initiatives including additional menu offerings, enhancing our online ordering and catering capabilities and inaugurating a loyalty program in the back half of the year so that we can continue broadening our appeal and deepening our existing guest relationships.”

Mohseni continued, “From a financial perspective, we have raised our 2012 development outlook compared to the preliminary guidance we offered last November, but are maintaining our prior projection of annual diluted EPS growth of approximately 20% to 25%. Above all, we look forward to what should be a very productive and rewarding year at BBRG for all of our shareholders.”

Fourth Quarter 2011 Financial Results

Revenues increased $7.4 million, or 8.3%, to $95.7 million in the fourth quarter of 2011, from $88.3 million in the fourth quarter of 2010. The increase in revenues was primarily due to an additional 84 operating weeks provided by six BRIO and two BRAVO! restaurants opened in 2011 and one BRIO restaurant opened in the fourth quarter of 2010. Total comparable restaurant sales increased 0.2%, which was driven by a $0.09 increase in average check.

Total restaurant operating costs increased $6.2 million, or 8.7%, to $76.5 million in the fourth quarter of 2011, from $70.3 million in the fourth quarter of 2010. Total restaurant-level operating profit in the fourth quarter increased 6.6% to $19.2 million from $18.0 million in the same period last year. As a percentage of revenues, total restaurant-level operating profit decreased to 20.0% in the fourth quarter of 2011 from 20.4% in the fourth quarter of 2010, which was primarily attributable to higher labor costs, associated with recent restaurant openings.

GAAP net income attributed to common shareholders in the fourth quarter of 2011 was $4.9 million, or $0.24 per diluted share, compared to GAAP net loss attributed to common shareholders of $(6.5) million, or $(0.42) per basic and diluted share, in the same period last year. In the fourth quarter of 2011, the Company incurred a non-cash asset impairment charge of $2.2 million related to one restaurant but had no comparable charge in the prior year quarter.

On a modified pro forma basis, a measure that the Company believes offers a more useful year-over-year performance comparison, modified pro forma net income in the fourth quarter of 2011 was $5.1 million, or $0.25 per diluted share, compared to modified pro forma net income of $5.5 million, or $0.27 per diluted share, in the same period last year. The difference was primarily driven by increased pre-opening costs in the fourth quarter of 2011. Please see the accompanying financial tables for a reconciliation from GAAP net income attributed to common shareholders to modified pro forma (non-GAAP) net income.

Fourth Quarter 2011 Brand Operating Highlights

Comparable restaurant sales at BRIO increased 0.5% in the fourth quarter of 2011 and average weekly sales for comparable restaurants were $97,100. Comparable restaurant sales at BRAVO! decreased 0.1% and average weekly sales for comparable restaurants were $65,200.

During the fourth quarter of 2011, the Company opened BRIO restaurants in Marlton, New Jersey; Danbury, Connecticut; and Boca Raton, Florida and a BRAVO! restaurant in Willow Grove, Pennsylvania. The BRAVO! restaurant in West Nyack, New York was also closed.

As of December 25, 2011, the Company owned and operated 47 BRAVO!, 45 BRIO and one Bon Vie restaurant across 30 states.

Full Year 2012 Outlook

The Company is providing the following outlook for the 53-week period ending December 30, 2012:

•	Revenues are expected in the $415 million to $420 million range.

•	Total comparable restaurant sales are expected to increase 1.0% to 2.0%.

•	Development of nine restaurants, including one restaurant operating under a management agreement.

•	Pre-opening costs of approximately $4.5 million to $5.0 million.

•	Diluted earnings per share of $0.92 to $0.97.

•	Capital expenditures of $24 million to $26 million.

•	Diluted share count of approximately 20.7 million.

•	Estimated annual effective tax rate of 30%.

Investor Conference Call and Webcast

The Company will host an investor conference call to discuss fourth quarter and full year 2011 financial results today at 5:00 PM ET. Hosting the call will be Saed Mohseni, Chief Executive Officer, Jim O'Connor, Chief Financial Officer and Brian O’Malley, Chief Operating Officer.

The conference call can be accessed live over the phone by dialing (888) 329-8862, or for international callers (719) 325-2144. A replay will be available one hour after the call and can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers; the conference ID is 5584796. The replay will be available until Wednesday, March 7, 2012.

The call will be webcast live from the Company's investor relations website at http://investors.bbrg.com.

About Bravo Brio Restaurant Group, Inc.

Bravo Brio Restaurant Group, Inc. is a leading owner and operator of two distinct Italian restaurant brands, BRAVO! Cucina Italiana and BRIO Tuscan Grille. BBRG has positioned its brands as multifaceted culinary destinations that deliver the ambiance, design elements and food quality reminiscent of fine dining restaurants at a value typically offered by casual dining establishments, a combination known as the upscale affordable dining segment. Each of BBRG's brands provides its guests with a fine dining experience and value by serving affordable cuisine prepared using fresh flavorful ingredients and authentic Italian cooking methods, combined with attentive service in an attractive, lively atmosphere. BBRG strives to be the best Italian restaurant company in America and is focused on providing its guests an excellent dining experience through consistency of execution.

Forward-Looking Statements

Some of the statements in this release contain forward-looking statements, which involve risks and uncertainties. These statements relate to future events or our future financial performance. The Company has attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should” or “will” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including those discussed under the heading “Risk Factors” in our latest Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Although the Company believes that the expectations reflected in the forward-looking statements are reasonable based on its current knowledge of its business and operations, the Company cannot guarantee future results, levels of activity, performance or achievements. The Company assumes no obligation to provide revisions to any forward-looking statements should circumstances change.

Contacts:

Investor Relations

Don Duffy/Raphael Gross

(203) 682-8200

investors@bbrg.com

BRAVO BRIO RESTAURANT GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS—

GAAP PRESENTATION WITH RECONCILIATION TO MODIFIED PRO FORMA

THIRTEEN AND FIFTY-TWO WEEKS ENDED DECEMBER 25, 2011 AND DECEMBER 26, 2010

(Dollars in thousands, except per share data)

	xxx	xxx	xxx	xxx	xxx	xxx	xxx	xxx
	Thirteen Weeks		Thirteen Weeks		Fifty-Two Weeks		Fifty-Two Weeks
	Ended		Ended		Ended		Ended
	December 25,		December 26,		December 25,		December 26,
	2011		2010		2011		2010

Revenues	$95,653		$88,325		$369,245		$343,025

Costs and expenses
Cost of sales	25,167	26.3%	23,332	26.4%	98,175	26.6%	89,456	26.1%
Labor	31,459	32.9%	27,964	31.7%	124,352	33.7%	114,468	33.4%
Operating	14,190	14.8%	13,306	15.1%	56,578	15.3%	53,331	15.5%
Occupancy	5,677	5.9%	5,747	6.5%	23,424	6.3%	22,729	6.6%
General and administrative expenses	5,167	5.4%	23,682	26.8%	21,234	5.8%	37,539	10.9%
Restaurant preopening costs	1,921	2.0%	483	0.5%	4,803	1.3%	2,375	0.7%
Asset impairment charges	2,229	2.3%	—	0.0%	2,229	0.6%	—	0.0%
Depreciation and amortization	4,428	4.6%	4,101	4.6%	16,983	4.6%	16,708	4.9%

Total costs and expenses	90,238	94.3%	98,615	111.7%	347,778	94.2%	336,606	98.1%

Income (loss) from operations	5,415	5.7%	(10,290)	-11.7%	21,467	5.8%	6,419	1.9%

Loss on extinguishment of debt	—	0.0%	1,300	1.5%	—	0.0%	1,300	0.4%
Net interest expense	396	0.4%	799	0.9%	1,711	0.5%	6,121	1.8%

Income (loss) before income taxes	5,019	5.2%	(12,389)	-14.0%	19,756	5.4%	(1,002)	-0.3%

Income tax expense (benefit)	118	0.1%	80	0.1%	(56,688)	-15.4%	228	0.1%

Net income (loss)	4,901	5.1%	(12,469)	-14.1%	76,444	20.7%	(1,230)	-0.4%

Undeclared preferred dividends	—		5,932		—		(3,769)

Net income (loss) attributed to common shareholders	$4,901		$(6,537)		$76,444		$(4,999)

Basic shares	19,430		15,421		19,322		9,281

Basic earnings (loss) per share	$0.25		$(0.42)		$3.96		$(0.54)

Diluted shares	20,563		15,421		20,550		9,281

Diluted earnings (loss) per share	$0.24		$(0.42)		$3.72		$(0.54)

Certain percentage amounts may not sum due to rounding.

ADJUSTMENTS TO RECONCILE GAAP TO MODIFIED PRO FORMA RESULTS

Management Fees (1)	—		1,151		—		2,402
Incremental Public Company Costs (2)	—		(246)		—		(1,164)
Stock Compensation Costs (3)	—		(157)		—		(1,507)
Interest Expense (4)	—		287		—		4,169
Income Tax Expense (5)	(2,056)		(2,271)		(6,289)		(6,399)
Reduction in Valuation Allowance (6)	—		—		(57,175)		—
Undeclared Preferred Dividends (7)	—		(5,932)		—		3,769
Write-off of Loan Origination Costs (8)	—		1,300		—		1,300
Secondary Offering Costs (9)	—		—		600		—
Stock Compensation Costs (10)	—		17,892		—		17,892
Asset Impairment Charges (11)	2,229		—		2,229		—

Total Adjustments	173		12,024		(60,635)		20,462

Modified Pro Forma Net Income	$5,074		$5,487		15,809		$15,463

Basic Shares—Pro Forma	19,430		19,251		19,322		19,251

Basic Earnings Per Share—Pro Forma	$0.26		$0.29		$0.82		$0.80

Diluted Shares—Pro Forma	20,563		20,600		20,550		20,600

Diluted Earnings Per Share—Pro Forma	$0.25		$0.27		$0.77		$0.75

Notes to adjustments shown above:

1.	Represents management fees and expenses paid to our private equity sponsors which will not be incurred subsequent to our initial public offering.

2.	Represents the estimate, in 2010, of the annual recurring incremental legal, accounting, insurance and other compliance costs we expected to incur as a public company.

3.

Represents the estimate, in 2010, of the annual recurring stock compensation expense related to the restricted shares issued pursuant to the Bravo Brio Restaurant Group, Inc. Stock Incentive Plan which was approved by our board of directors and shareholders in October 2010.

4.	Represents an adjustment to interest expense, in 2010, assuming the receipt of proceeds from our initial public offering and the use of such proceeds to pay down debt at the beginning of fiscal 2009.

5.	This adjustment reflects a tax rate of 30.0%, which reflects our estimate of our long-term effective tax rate.

6.

This adjustment reflects the reduction of the future portion of our deferred tax asset valuation allowance in the second quarter of 2011 as it was deemed more likely than not that the Company would utilize its future net deferred tax assets.

7.

Our Series A preferred shares plus cumulative undeclared dividends thereon were converted to common shares pursuant to the exchange agreement executed in connection with our initial public offering in October 2010. This adjustment reflects the removal of undeclared preferred dividends, net of gain on the conversion that resulted from the actual price of the initial public offering.

8.	Reflects the write-off of the unamortized portion of our loan origination costs, in 2010, related to our previous credit facility.

9.

Reflects the non-recurring costs, incurred by us, associated with the secondary offering of our common shares by certain of the Company's existing shareholders, completed on April 1, 2011. We did not receive any proceeds from the offering.

10.

Represents the one-time non-cash stock compensation charge recorded, in 2010, for existing options to purchase our common shares under the 2006 Stock Option Plan that became fully vested and exercisable upon consummation of our initial public offering.

11.	Reflects the charges recorded in fiscal 2011 related to the impairment of one restaurant.

BRAVO BRIO RESTAURANT GROUP, INC.

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 25, 2011 AND DECEMBER 26, 2010

(Dollars in thousands)

	September 30,	September 30,
	December 25,	December 26,
	2011	2010
Assets

Current assets
Cash and cash equivalents	$10,093	$2,460
Accounts receivable	6,403	4,754
Tenant improvement allowance receivable	1,219	632
Inventories	2,767	2,415
Deferred income taxes	2,328	—
Prepaid expenses and other current assets	2,367	2,229

Total current assets	25,177	12,490

Property and equipment — net	163,208	147,621

Deferred income taxes — net	55,811	—

Other assets — net	3,430	3,342

Total assets	$247,626	$163,453

Liabilities and stockholders’ equity

Current liabilities
Trade and construction payables	$13,058	$9,920
Accrued expenses	20,183	21,150
Current portion of long-term debt	1,714	2,050
Current portion of deferred lease incentives	5,639	4,979
Deferred gift card revenue	10,863	9,725

Total current liabilities	51,457	47,824

Long-term portion of deferred lease incentives	62,565	54,594

Long-term debt	30,857	38,950

Other long-term liabilities	18,163	15,682

Commitments and contingencies

Stockholders’ equity
Common shares, no par value, per share — authorized, 100,000,000 shares: issued and outstanding, 19,476,559 shares at December 25, 2011; and issued and outstanding, 19,250,500 shares at December 26, 2010;	193,034	191,297
Preferred shares, no par value, per share — authorized, 5,000,000 shares; issued and outstanding, 0 shares at December 25, 2011 and December 26, 2010

Retained deficit	(108,450)	(184,894)

Total stockholders’ equity	84,584	6,403

Total liabilities and stockholders’ equity	$247,626	$163,453